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                                                                  EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                                   ----------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)

                                   ----------

                               Marine Midland Bank
               (Exact name of trustee as specified in its charter)

            New York                                    16-1057879
            (Jurisdiction of incorporation              (I.R.S. Employer
            or organization if not a U.S.               Identification No.)
            national bank)

            140 Broadway, New York, N.Y.                10005-1180
            (212) 658-1000                              (Zip Code)
            (Address of principal executive offices)

                                Charles E. Bauer
                                 Vice President
                                  140 Broadway
                          New York, New York 10005-1180
                               Tel: (212) 658-1792
            (Name, address and telephone number of agent for service)

                                   AMNEX, Inc.
               (Exact name of obligor as specified in its charter)

            New York                                       11-2790221
            (State or other jurisdiction                (I.R.S. Employer
            of incorporation or organization)           Identification No.)

            6 Nevada Drive
            Lake Success, New York                      11042
            (516) 326-2540                              (Zip Code)

                      8 1/2% of Convertible Notes Due 2002
                         (Title of Indenture Securities)


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                                     General

Item 1. General Information.

            Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervisory authority to which it is subject.

            State of New York Banking Department.

            Federal Deposit Insurance Corporation, Washington, D.C.

            Board of Governors of the Federal Reserve System, Washington, D.C.

        (b) Whether it is authorized to exercise corporate trust powers.

                     Yes.


Item 2. Affiliations with Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

                     None

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Item 16. List of Exhibits.


Exhibit
-------

T1A(i)          *     -     Copy of the Organization Certificate of Marine
                            Midland Bank.

T1A(ii)         *     -     Certificate of the State of New York Banking
                            Department dated December 31, 1993 as to the authority of Marine Midland Bank to commerce business.

T1A(iii)              -     Not applicable.

T1A(iv)         *     -     Copy of the existing By-Laws of Marine Midland Bank
                            as adopted on January 20, 1994.

T1A(v)                -     Not applicable.

T1A(vi)         *     -     Consent of Marine Midland bank required by
                            Section 321(b) of the Trust Indenture Act of 1939.


T1A(vii)              -     Copy of the latest report of condition of the
                            trustee (September 30, 1997), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)             -     Not applicable.

T1A(ix)               -     Not applicable.



      * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.


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                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1930, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 19th day of February, 1998.



                                     MARINE MIDLAND BANK


                                     By:  /s/ Frank J. Godino
                                       -------------------------
                                             Frank J. Godino
                                             Vice President



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                                                                Exhibit T1A(vii)

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

                                                          Board of Governors of the Federal Reserve System
                                                          OMB Number: 7100-0036

                                                          Federal Deposit Insurance Corporation
                                                          OMB Number: 3064-0052

                                                          Office of the Comptroller of the Currency
                                                          OMB Number: 1557-0081

Federal Financial institutions Examination Council        Expires March 31, 1999
                                                                                                     / /
This financial information has not been reviewed, or      Please refer to page i,
confirmed for accuracy or relevance, by the Federal       Table of contents, for
Reserve System.                                           the required disclose
                                                          of estimated burden.
-------------------------------------------------------   --------------------------------------------------
Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices -- FFIEC 031
                                                          (971231)
                                                          --------
         Report at the close of business September        (RERI 9999)
30, 1997

                                                          This report form is to be filed by banks with
                                                          branches and consolidated subsidiaries in U.S.
This report is required by law; 12 U.S.C. (Section)       territories and possessions, edge or Agreement
324 (State member banks); 12 U.S.C. (Section) 1817        subsidiaries, foreign branches, consolidated
(State nonmembers banks); and 12 U.S.C. (Section)         foreign subsidiaries, or International Banking
161 (National banks).                                     Facilities.
-------------------------------------------------------   ----------------------------------------------------

Note:  The Reports of Condition and Income must be        The Reports of Condition and Income are to be
signed by an authorized officer and the Report of         prepared in accordance with Federal regulatory
Condition must be attested to by not less than two        authority instructions.  Note: These instructions
directors (trustees) for State nonmember banks and        may in some cases differ from generally accepted
three directors for State member and National Banks.      accounting principles.

I, Gerald A. Ronning, Executive VP & Controller of        We, the undersigned directors (trustees), attest to
the named bank do hereby declare that these Reports       the correctness of this Report of Condition
of Condition and Income (including the supporting         (including the supporting schedules) and declare
schedules) have been prepared in conformance with         that it has been examined by us and to the best of
the instructions issued by the appropriate Federal        our knowledge and belief has been prepared in
regulatory authority and are true to the best of my       conformance with the instructions issued by the
knowledge and believe.                                    appropriate Federal regulatory authority and is
                                                          true and correct.

/s/ Gerald A. Ronning                                      /s/ Malcolm Burnett
-----------------------------------------------------      ----------------------------------------------------

Signature of Officer Authorized to Sign Report             Director (Trustee)
                      1/26/98                             /s/ Sal H. Alfiero
-----------------------------------------------------      ----------------------------------------------------
Date of Signature                                          Director (Trustee)
                                                           /s/ Bernard J. Kennedy
                                                           ----------------------------------------------------
                                                           Director (Trustee)

For Banks Submitting Hard Copy Report Forms:

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
State Member Bank: Return the original and one             National Banks: return the original only in the
copy to the appropriate Federal Reserve District           special return address envelope provided. If
Bank.                                                      express mail is used in lieu of the special return
                                                           address envelope, return the original only to the
State Nonmember Banks:  Return the original only in        FDIC, c/o Quality Data Systems, 2127 Espey Court,
the special return address envelope provided. If           Suite 204, Crofton, MD 21114.
express mail is used in lieu of the special return
address envelope, return the original only to the
FDIC, c/o Quality Data Systems, 2127 Espey Court,
Suite 204, Crofton, MD 21114.
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FDIC Certificate Number            0 0  5  8 9
                                   - -- -- - --
                                   (RCRI 9030)

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NOTICE

This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.

REPORT OF CONDITION

Consolidated domestic and foreign subsidiaries of the

Marine Midland Bank         of Buffalo
Name of Bank                City
in the state of New York, at the close of business December 31, 1997

ASSETS

                         Thousands of dollars
Cash and balances due from depository institutions:

    Noninterest-bearing balances
    currency and coin.............                 $   928,754
    Interest-bearing balances.....                   2,751,415
    Held-to-maturity securities...                           0
    Available-for-sale securities.                   3,968,837

    Federal funds sold and
    securities purchased under
    agreements to resell..........                     497,992

Loans and lease financing receivables:
    Loans and leases net of
    unearned income...............                  21,550,115
    LESS:  Allowance for loan and
    lease losses..................                     407,335
    LESS:  Allocated transfer
    risk reserve..................                           0

    Loans and lese, net of
    unearned income, allowance,
    and reserve                                     21,142,760
    Trading assets................                     979,454
    Premises and fixed assets
    (including capitalized leases)                     225,646

Other real estate owned...........                       8,092
Investments in unconsolidated
subsidiaries and in associated
companies.........................                           0
Customers' liability to this bank
on acceptances outstanding........                      24,795
Intangible assets.................                     479,713
Other assets......................                     488,168
Total assets......................                  31,315,621

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LIABILITIES
Deposits:
    In domestic offices...........                  20,072,724
    Noninterest-bearing...........                   4,090,858
    Interest-bearing                                15,981,866

In foreign offices, Edge, and
Agreement subsidiaries, and IBFs..                   3,834,827
    Noninterest-bearing...........                           0
    Interest-bearing                                 3,834,827

Federal funds purchased and
securities sold under agreements
to repurchase.....................                   2,007,482
Demand notes issued to the U.S.
Treasury..........................                     192,186
Trading Liabilities...............                     215,748


Other borrowed money:
    With a remaining maturity of
    one year or less..............                   1,402,449
    With a remaining maturity of
    more than one year through
    three years...................                      63,601
    Bank's liability on
    acceptances executed and
    outstanding...................                      24,795
    Subordinated notes and
    debentures....................                     497,774
    Other liabilities.............                     719,423
    Total liabilities.............                  29,092,716

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EQUITY CAPITAL

Perpetual preferred stock and
related surplus...................                           0
Common Stock......................                     205,000
Surplus...........................                   1,983,923
Undivided profits and capital
reserves..........................                       8,678
Net unrealized holding gains
(losses) on available-for-sale
securities........................                      24,901
Cumulative foreign currency
translation adjustments...........                           0
Total equity capital                                 2,222,905
Total liabilities, limited-life
preferred stock, and equity
capital...........................                  31,315,621